SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2022

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	82-1317032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9620 Las Vegas Blvd. S STE E4-98 Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 800-2511

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 are incorporated by reference into this Item 1.01.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 22, 2022, KeyStar Corp., a Nevada corporation (the “Company”), entered into a Discretionary Non-Revolving Line Of Credit Demand Note with Excel Family Partners, LLLP, a Florida limited liability limited partnership (“Excel”) in the principal amount of not more than Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the “Note”). Excel is controlled by Mr. Bruce Cassidy, our Chief Executive Officer.

The Note does not constitute a committed line of credit. Loans under the Note are made by Excel in its sole and absolute discretion. Upon repayment of any amount of principal or interest under the Note, the Company may not reborrow under the Note. An initial loan in the principal amount of $6,837.50 was made under the Note to the Company on February 22, 2022. An additional loan in the principal amount of $30,000 was made under the Note to the Company on March 16, 2022. As of the date of this Current Report on Form 8-K, the aggregate outstanding principal balance of all loans under the Note is $36,837.50.

The aggregate outstanding principal balance of the loans under the Note will bear interest at a fixed rate per annum equal to 5.0% (“Fixed Rate”). Beginning on March 1, 2023, and continuing on the first day of each month thereafter to the date on which Excel demands payment of the Note, the Company will pay to Excel interest, in arrears, on the aggregate outstanding principal balance of the Note at the Fixed Rate.

Notwithstanding the above, outstanding principal and accrued and unpaid interest are due and payable upon demand. The Company also has the right to prepay the Note, in whole or in part, at any time; provided, however, the Company must (i) provide Excel prior written notice of the Company's intention to make such prepayment; and (ii) pay to Excel all interest accrued on the outstanding principal balance of the Note to the date of such prepayment.

If the Company (i) fails to comply with any provision under the Note, including, but not limited to, failing to immediately pay all amounts due to Excel after demand thereof is made, or (ii) becomes subject to certain bankruptcy or insolvency events, at the option of Excel, the unpaid principal amount of the Note, accrued interest thereon, any fees or any other sums payable thereunder will thereafter until paid in full bear interest at a rate per annum equal to the Fixed Rate plus 2.00%.

The foregoing summary of the Note is qualified in its entirety by reference to the full text of the Note which is attached hereto as Exhibit 10.1, and incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01Financial Statements and Exhibits

Exhibit No.	Description
10.1	Discretionary Non-Revolving Line Of Credit Demand Note dated February 22, 2022 made by KeyStar Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2022	KEYSTAR CORP.

By: /s/ Bruce Cassidy
Bruce Cassidy
Chief Executive Officer